MarketWise Appoints Erik Mickels as Chief Operating and Financial Officer

BALTIMORE, -- MarketWise, Inc. (NASDAQ: MKTW) MarketWise, a leading platform for empowering and educating investors, today announced the appointment of Erik Mickels as Chief Operating and Financial Officer, effective immediately.
In this newly combined leadership role, Mickels will drive the company’s operational excellence, financial strategy, and enterprise transformation as MarketWise advances its mission to deliver world-class financial insights to self-directed investors.
Mickels brings more than 25 years of experience serving a broad range of organizations from startups to Fortune 500 market leaders and has played a pivotal role in the strategic transformation of businesses, including supporting cooperation across segments. He’s guided acquisitions and led successful initiatives, including the sale of a billion-dollar international subsidiary. His leadership has delivered improvement in performance, cost discipline, and value for past shareholders.
“Erik is an enthusiastic leader with the wonderful ability to apply strategic finance, encourage operational rigor, and understand the benefits of our industry for individual investors.” MarketWise CEO Dr. David Eifrig said. “He shares my passion for delivering value for our customers. His experience transforming complex organizations and driving sustainable growth makes him the ideal person for this expanded role. I am thrilled to have him as our Chief Operating and Financial Officer.”
Mickels commented, “I am incredibly honored to step into this role and work alongside our talented leaders at such a pivotal time for MarketWise. As more individuals seek to take control of their financial future, the need for trusted, independent insights has never been greater. I’m excited to partner with our teams across the organization to build on MarketWise’s strong foundation and support the next chapter of growth, innovation, and operational excellence.”
A graduate of Hillsdale College and the Advanced Management Program at Harvard Business School, Mickels has proven himself to be a collaborative and innovative executive.
About MarketWise
Founded with a mission to level the playing field for self-directed investors, today MarketWise is a leading multi-brand subscription services platform providing premium financial research, software, education, and tools for investors.
With more than 25 years of operating history, MarketWise serves a community of millions of free and paid subscribers. MarketWise’s products are a trusted source for high-value financial research, education, actionable investment ideas, and investment software. MarketWise is a 100% digital, direct-to-customer company offering its research across a variety of platforms including mobile, desktops, and tablets. MarketWise has a proven, agile, and scalable platform and our vision is to become the leading financial solutions platform for self-directed investors.
MarketWise Investor Relations Contact
Email: ir@marketwise.com

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